AUDIT ALLIANCE LLP®
Member of Allinial GLOBAL.
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

Exhibit 16.1

October 09, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Form 6-K dated October 09, 2026 of Simpple Ltd (the "Registrant") and are in agreement with the statements contained therein as it pertains to our firm; we are not in a position to agree or disagree with other statements of the Registrant contained here.

Very truly yours,

/s/ Audit Alliance LLP

Audit Alliance LLP
Singapore